CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of PGIM Private Credit Fund of our report dated March 18, 2025, relating to the financial statements of PGIM Private Credit Fund, which appears in the Prospectus Supplement of PGIM Private Credit Fund dated March 26, 2025, which forms a part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 31, 2025

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